                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 12, 2003


                        National Service Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                                    001-03208
                            (Commission File Number)


                                    58-03649
                      (IRS Employer Identification Number)


            1420 Peachtree Street, N. E., Atlanta, Georgia 30309-3002
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (404) 853-1000


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)
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Item 1.  Changes in Control of Registrant.

      Attached as Exhibit 99.1 and incorporated herein by reference is a press release issued by National Service Industries, Inc. (the "Registrant") on June 12, 2003 relating to the completion of the previously announced merger between the Registrant and NS Acquisition Corp., an affiliate of California Investment Fund, LLC ("CIF"), and the merger of NS Acquisition Corp. with and into the Registrant, with the Registrant continuing as the surviving corporation. Pursuant to the merger, each outstanding share of the Registrant's common stock was cancelled and converted into the right to receive a cash payment of $10.00 per share. The aggregate consideration involved in the transaction is approximately $113,000,000.

        In connection with the merger, Congress Financial Corporation provided a loan in the amount of approximately $70 million and Fremont Investment & Loan provided a loan in the amount of approximately $45 million, each of which are secured by certain assets of the Registrant. In addition, Michael R. Kelly, Managing Member of CIF, caused the contribution of $20 million in cash, which amount consists of the proceeds of a loan secured on a first priority basis by the equity interests in specified entities controlled by affiliates of CIF.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial Statements of Businesses Acquired.

            None.

      (b)  Pro Forma Financial Information.

            None.

      (c)  Exhibits.

            The following exhibit is filed herewith:

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      EXHIBIT NO.                   DESCRIPTION
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        99.1               Press Release, issued by the Registrant on June 12, 2003.
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                                   Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2003



                                    NATIONAL SERVICE INDUSTRIES, INC.



                                    By:   /s/ Carol Ellis Morgan
                                       ---------------------------------------
                                       Carol Ellis Morgan
                                       President and General Counsel


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